New Fortress Energy Inc. Successfully Completes Restructuring and Recapitalization Transaction & Capital Raise Participation

New Fortress Energy Inc. (NASDAQ: NFE) (together with its direct and indirect subsidiaries, “NFE” or the “Company”) is pleased to announce that it has successfully completed its restructuring and recapitalization transaction in relation to the consensual UK Restructuring Plan (the "UK RP") between its subsidiaries and certain of their creditors (the “Plan Creditors”). The UK RP was approved on June 18, 2026 and recognition of the UK RP was confirmed by the United States Bankruptcy Court for the Southern District of New York on June 26, 2026. The Company has now completed all steps, satisfied all conditions and obtained all necessary approvals in relation to the implementation of the UK RP and the Restructuring Effective Date occurred today.

As a result of the completion of the transaction, the Company’s Brazilian business and operations have been separated to establish two distinct, standalone enterprises, BrazilCo and "New NFE". The transaction provided for the extinguishment of ~$5.7 billion of third party debt with Plan Creditors receiving: (i) all of the equity of BrazilCo, (ii) preferred equity of "New NFE" with $2.45 billion of liquidation preference, (iii) 65% of the common equity of "New NFE" and (iv) ~$571.3 million of "New NFE" Term Loans. Plan Creditors with claims against FLNG 2 also received preferred equity relating to, and Term Loans with limited recourse to, the FLNG 2 assets.

"New NFE" also raised $136.5 million of new financing that was funded on the Restructuring Effective Date. Certain Plan Creditors have the opportunity to participate in the new financing and should refer to the Company’s Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission for more details and contact Houlihan Lokey at NFEfinancing@hl.com no later than 5:00 pm EDT on September 17, 2026 if they would like to participate.

Having successfully streamlined and significantly deleveraged, "New NFE" is expected to be strategically positioned for sustainable growth.

“This restructuring marks a new beginning for our company,” said Wes Edens, CEO of New Fortress Energy.

“The UK RP restructuring results in the “New NFE”  being a much simpler, more streamlined company. The Company owns a portfolio of critical LNG and power assets. Specifically, we own a substantial and growing portfolio of LNG, terminal operations and logistics in Mexico and Puerto Rico and a 735mw power and turbine portfolio. These assets and operations produce significant cash flow today and when fully deployed in the coming months provide the opportunity for significant growth. As a result of this transaction our balance sheet has changed dramatically - overall corporate debt has been reduced from approximately $5.7 billion to approximately $700mm today. The closing today is a huge step forward for the Company and we are excited to bring a renewed focus on our mission of bringing cleaner and cheaper power to countries around the world.”

NFE is advised by Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates as legal advisors, Houlihan Lokey Capital, Inc. and Alvarez & Marsal as financial advisors.

NFE Global Holdings Limited
Suite 1, 7th Floor
50 Broadway

London, SW1H 0BL
United Kingdom

NFE Brazil Newco Limited
Suite 1, 7th Floor
50 Broadway
London, SW1H 0DB
United Kingdom

About New Fortress Energy Inc.

New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The Company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the Company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended, including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this press release to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements, include, but are not limited to, statements related to the transaction described above, including the Company’s expectations regarding the effect and benefits of the transaction. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, including risks related to the success of the Company’s transaction and risks related to strengthening the Company’s balance sheet and liquidity and improving working capital. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the SEC, including in the section entitled “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the section entitled “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this press release or to reflect the occurrence of unanticipated events or otherwise.

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Source: New Fortress Energy Inc.